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                                                                     EXHIBIT 5.1


           [LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P. LETTERHEAD]


                                   May 13, 1998

Palm Harbor Homes, Inc.
15303 Dallas Parkway
Suite 800
Dallas, Texas  75248

          Re: Legality of Securities to be Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, (the "Securities Act"), of the offering and sale of up to 157,975 shares of Common Stock, par value $0.01 per share (the "Shares"), of Palm Harbor Homes, Inc., a Florida corporation (the "Company"), by Thomas G. Cannon and Alice L. Cannon (collectively, the "Selling Shareholders").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, Company records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Amended and Restated Articles of Incorporation of the Company and the Restated Bylaws of the Company, as amended to date, (b) minutes of the proceedings of the Board of Directors of the Company, and (c) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.





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Palm Harbor Homes, Inc.
May 1, 1998
Page 2


         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.

         Based upon the foregoing, we are of the opinion that the Shares, when sold by the Selling Shareholders, will be validly issued, fully paid and non-assessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.

         This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. We are furnishing this letter to you in connection with the filing of the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.



                              Very truly yours,

                              /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                              LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.